Exhibit 99.1

Contacts:	Investor Relations
Larry C. Heaton II	Melody A. Carey
President and Chief Executive Officer	Rx Communications Group, LLC
(510) 661-1801	(917) 322-2571
lheaton@curonmedical.com	mcarey@rxir.com

Alistair F. McLaren

Vice President, Chief Financial Officer

(510) 661-1802

amclaren@curonmedical.com

FOR IMMEDIATE RELEASE

Curon Medical Announces Nasdaq Capital Market Listing Deficiency

FREMONT, Calif., February 13, 2006 – Curon Medical, Inc. (Nasdaq: CURN) announced today that the Staff of the Nasdaq Listing Qualifications Department has notified the Company that it is not in compliance with Nasdaq Marketplace Rule 4310(c)(2)(B). Marketplace Rule 4310(c)(2)(B) requires the Company to have a minimum of $2,500,000 in stockholders’ equity as of December 31, 2005 or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years. As of December 31, 2005, the Company’s stockholders’ equity was $2,229,000.

The Nasdaq Staff is reviewing the Company’s eligibility for continued listing on the Nasdaq Capital Market. To facilitate this review, on or before February 22, 2006, the Company must provide a plan including time horizon, to remedy the deficiency. The Company intends to submit its plan on or before such date. If, after the conclusion of the Nasdaq Staff’s review of the Company’s plan to achieve and maintain compliance with the listing requirements of the Nasdaq Capital Market, the Nasdaq Staff believes the plan does not adequately address the deficiency issue, it will notify the Company that its securities will be delisted from the Nasdaq Capital Market. At that time, the Company may appeal the Nasdaq Staff’s decision to a Nasdaq Listing Qualifications Panel.

About Curon Medical, Inc.

Curon Medical develops, manufactures and markets innovative proprietary products for the treatment of gastrointestinal disorders. The Company’s products and products under development consist of radiofrequency generators and single use disposable devices. Its first product, the Stretta® System, received U.S. Food and Drug Administration (FDA) clearance in April 2000 for the treatment of gastroesophageal reflux disease, commonly referred to as GERD. The Company’s Secca® System for the treatment of bowel incontinence received clearance from the FDA in March 2002. For more information on the Company or its products, please visit the Company’s website at http://www.curonmedical.com

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements concerning expectations regarding the submission of the Company’s plan to regain compliance to Nasdaq and the timing for any potential delisting of the Company’s securities from the Nasdaq Capital Market. Forward-looking statements are based on management’s current, preliminary, expectations and are subject to risks and uncertainties, which may cause the Company’s actual results to differ materially from the statements contained herein. The Company’s financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. Further information on potential risk factors that could affect the Company, its business and its financial results are detailed in the Company’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled, “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Factors Affecting Future Results,” in Curon’s Annual report of Form 10-Q for the fiscal quarter ended September 30, 2005 filed with the Securities and Exchange Commission on November 10, 2005. The forward-looking statements are made as of February 2, 2006, and the Company undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.